                                                                   EXHIBIT 3.2

                                  B Y - L A W S
                                  -------------
                                       of
                       Progressive Software Holding, Inc.
                       ----------------------------------
                                    Article I
                                    ---------
                                     OFFICES
                                     -------

     Section 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

     Section 2. The  corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                                   Article II
                                   ----------
                            MEETINGS OF STOCKHOLDERS
                            ------------------------

     Section 1. All meetings of the  stockholders  for the election of directors shall be held in the City of  Wilmington at such place as may be fixed from time to time by the board of  directors,  or at such  other  place  either  within or without the State of Delaware  as shall be  designated  from time to time by the board of  directors  and  stated  in the  notice  of the  meeting.  Meetings  of stockholders for any other purpose may be held at such time and place, within or without the State of  Delaware,  as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2. Annual meetings of  stockholders,  commencing with the year 2003 shall be held on such date and time as shall be designated  from time to time by the board of directors  and stated in the notice of the  meeting,  at which they shall elect by a plurality  vote a board of  directors,  and transact such other business as may properly be brought before the meeting.

     Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder  entitled to vote at such meeting  not less  than ten nor more  than  fifty  days  before  the date of the meeting.

     Section  4.  The  officer  who  has  charge  of  the  stock  ledger  of the corporation  shall  prepare and make,  at least ten days before every meeting of stockholders,  a  complete  list  of the  stockholders  entitled  to vote at the meeting,  arranged  in  alphabetical  order,  and  showing  the  address of each stockholder and the number of shares registered in the name of each stockholder.
Such list shall be open to the examination of any  stockholder,  for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days  prior to the  meeting,  either at a place  within  the city  where the meeting  is to be held,  which  place  shall be  specified  in the notice of the meeting, or, if not so specified,  at the place where the meeting is to be held.
The list shall also be  produced  and kept at the time and place of the  meeting during the whole time thereof,  and may be inspected by any  stockholder  who is present.

     Section  5.  Special  meetings  of the  stockholders,  for any  purpose  or purposes,  unless  otherwise  prescribed  by  statute or by the  certificate  of incorporation,  may be  called  by the  president  and  shall be  called  by the president  or  secretary at the request in writing of a majority of the board of directors,  or at the  request in writing of  stockholders  owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled  to vote.  Such  request  shall  state the  purpose or  purposes of the proposed meeting.

     Section 6. Written notice of a special meeting stating the place,  date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than fifty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

     Section 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

     Section 8. The  holders of a majority of the stock  issued and  outstanding and entitled to vote thereat,  present in person or represented by proxy,  shall constitute a quorum at all meetings of the  stockholders  for the transaction of business  except as  otherwise  provided  by  statute or by the  certificate  of incorporation.  If, however,  such quorum shall not be present or represented at any meeting of the  stockholders,  the  stockholders  entitled to vote  thereat, present in person or  represented  by proxy,  shall  have  power to adjourn  the meeting  from  time to time,  without  notice  other  than  announcement  at the meeting,  until a quorum  shall be present  or  represented.  At such  adjourned meeting at which a quorum  shall be present or  represented  any business may be transacted  which  might  have been  transacted  at the  meeting  as  originally notified.  If the  adjournment  is for more than  thirty  days,  or if after the adjournment  a new record date is fixed for the adjourned  meeting,  a notice of the adjourned  meeting shall be given to each  stockholder of record entitled to vote at the meeting.

     Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or  represented by proxy shall  decide any  question  brought  before such  meeting,  unless the question  is one upon  which by express  provisions  of the  statutes  or of the certificate  of  incorporation,  a different vote is required in which case such express provisions shall govern and control the decision of such question.

     Section 10. Unless  otherwise  provided in the certificate of incorporation each  stockholder  shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the  capital  stock  having  voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

     Section 11. Unless otherwise  provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the  corporation,  or any action  which may be taken at any annual or special meeting of such  stockholders,  may be taken  without a meeting,  without  prior notice and without a vote, if a consent in writing,  setting forth the action so taken,  shall be signed by the holders of outstanding stock having not less than the minimum  number of votes that would be  necessary  to authorize or take such action at a meeting at which all shares  entitled to vote  thereon  were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those  stockholders who have not consented in writing.

                                  ARTICLE III
                                  -----------
                                   DIRECTORS
                                  -----------

     Section 1. The number of directors  which shall  constitute the whole board shall not be less than one (1) nor more than five (5).  Prior to the issuance of stock,  the board shall consist of one (1) director.  Subsequent to the issuance of stock, the board shall consist of three (3) directors. Thereafter, within the limits  above  specified,  the  number  of  directors  shall  be  determined  by resolution  of the  board of  directors  or by the  stockholders  at the  annual
meeting.   The  directors  shall  be  elected  at  the  annual  meeting  of  the stockholders, except as provided in Section 2 of this Article, and each director elected  shall  hold  office  until his  successor  is  elected  and  qualified.
Directors need not be stockholders.

     Section 2. If and for so long that  certain  Stockholders  Agreement by and among the  Corporation and the  stockholders  named therein dated as of July 10,
2002 (as amended from time to time, the "Stockholders  Agreement") is effective, the Board shall  nominate for election to the Board  individuals  designated  in accordance with the  Stockholders  Agreement.  At such time as the  Stockholders
Agreement is no longer effective,  nominations for the election of directors may be  made  by  the  Board  or a  committee  appointed  by  the  Board,  or by any stockholder entitled to vote generally in the election of directors who complies with the procedures set forth in this Section 2.

     Section  3.  Subject  to  the  Stockholders  Agreement  so  long  as  it is effective, vacancies and newly created directorships resulting from any increase in the  authorized  number  of  directors  may be filled  by a  majority  of the directors  then in office,  though  less than a quorum,  or by a sole  remaining director,  and the  directors  so chosen shall hold office until the next annual election and until their  successors are duly elected and shall qualify,  unless sooner  displaced.  If there are no  directors  in office,  then an  election of directors  may be held in the manner  provided  by  statute.  If, at the time of filling any vacancy or any newly created  directorship,  the  directors  then in office shall  constitute less than a majority of the whole board (as constituted immediately  prior to any  such  increase),  the  Court of  Chancery  may,  upon application  of any  stockholder or  stockholders  holding at least ten per cent
(10%) of the total number of the shares at the time outstanding having the right to vote for such  directors,  summarily order an election to be held to fill any such  vacancies  or newly  created  directorships,  or to replace the  directors chosen by the directors then in office.

     Section 4. The business of the corporation shall be managed by its board of directors  which may exercise all such powers of the corporation and do all such lawful  acts  and  things  as  are  not by  statute  or by  the  certificate  of incorporation  or by these by-laws  directed or required to be exercised or done by the stockholders.

     Section 5. The board of directors  of the  corporation  may hold  meetings, both regular and special, either within or without the State of Delaware.

     Section 6. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual  meeting and no notice of such  meeting  shall be necessary to the newly elected  directors in order legally to constitute the meeting,  provided a quorum shall be present.  In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event  such  meeting is not held at the time and place so fixed by the stockholders,  the  meeting  may be held at such  time  and  place  as  shall be specified in a notice given as hereinafter  provided for special meetings of the board of directors,  or as shall be specified in a written  waiver signed by all of the directors.

     Section 7. Regular  meetings of the board of directors  may be held without notice at such time and at such place as shall  from time to time be  determined by the board.

     Section 8. Special  meetings of the board may be called by the president on two (2)  days'  notice  to each  director,  either  personally  or by mail or by telegram. Special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two (2) directors.

     Section  9. At all  meetings  of the  board a  majority  of the  number  of directors fixed pursuant to Section 3 of this Article shall  constitute a quorum for the  transaction  of  business  and the act of a majority  of the  directors present at any meeting at which there is a quorum  shall be the act of the board of directors,  except as may be otherwise specifically provided by statute or by the  certificate  of  incorporation.  If a quorum  shall not be  present  at any meeting of the board of directors the directors  present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting until a quorum shall be present.

     Section 10. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the  board of  directors  or of any  committee  thereof  may be taken  without a meeting,  if all members of the board or committee,  as the case may be, consent thereto in writing,  and the  writing or writings  are filed with the minutes of proceedings of the board or committee.

     Section 11. The board of directors may, by resolution  passed by a majority of the whole board, designate one or more committees,  each committee to consist of one or more of the directors of the corporation.  The board may designate one or more  directors as alternate  members of any  committee,  who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification  of a member of a  committee,  the  member or  members  thereof present at any meeting and not  disqualified  from voting,  whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or  disqualified member.  Any such  committee,  to the extent  provided in the  resolution of the board of directors,  shall have and may exercise all the powers and authority of the board of  directors  in the  management  of the  business and affairs of the corporation,  and may authorize the seal of the corporation to be affixed to all papers  which may  require  it;  but no such  committee  shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's  property and assets,  recommending to the  stockholders a dissolution of the corporation or a revocation of a dissolution,  or amending the by-laws of the  corporation;  and, unless the resolution or the certificate of incorporation expressly so provides, no such committee  shall have the power or authority to declare a dividend or to authorize the issuance of stock.  Such  committee or committees  shall have such name or names as may be determined  from time to time by  resolution  adopted by the board of directors.

     Section 12. Each committee  shall keep regular  minutes of its meetings and report the same to the board of directors when required.

     Section  13.   Unless   otherwise   restricted   by  the   certificate   of
incorporation,  the  board of  directors  shall  have the  authority  to fix the compensation of directors.  The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for  attendance  at each meeting of the board of directors or a stated salary as director.  No  such  payment  shall  preclude  any  director  from  serving  the corporation in any other capacity and receiving compensation  therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                   Article IV
                                   ----------
                                     NOTICES
                                     -------

     Section  1.  Whenever,  under  the  provisions  of the  statutes  or of the certificate of incorporation or of these by-laws, notice is required to be given to any  director or  stockholder,  it shall not be  construed  to mean  personal notice,  but such notice may be given in  writing,  by mail,  addressed  to such director  or  stockholder,  at his  address as it appears on the  records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be  deposited  in the United  States mail.
Notice to directors may also be given by telegram.

     Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of  incorporation  or of these by-laws,  a waiver  thereof in  writing,  signed by the person or persons  entitled  to said notice,  whether  before  or after  the time  stated  therein,  shall be  deemed equivalent thereto.

                                    Article V
                                    ---------
                                    OFFICERS
                                    --------

     Section 1. The officers of the corporation  shall be chosen by the board of directors and shall be a president,  a secretary  and a treasurer.  The board of directors may also choose one or more vice-presidents, and one or more assistant secretaries and assistant treasurers.  Any number of officers may be held by the same person,  unless the certificate of incorporation or these by-laws otherwise provide.

     Section 2. The board of  directors at its first  meeting  after each annual meeting of stockholders shall choose a president, a secretary and a treasurer.

     Section 3. The board of  directors  may  appoint  such other  officers  and agents as it shall deem  necessary  who shall hold their  offices for such terms and shall  exercise  such powers and perform such duties as shall be  determined from time to time by the board.

     Section 4. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

     Section 5. The  officers of the  corporation  shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors.  Any vacancy  occurring in any office of the corporation shall be filled by the board of directors.

     Section 6. The president  shall be the principal  executive  officer of the corporation  and shall  supervise  and conduct the  business  and affairs of the corporation.  The other  officers of the  corporation  shall have the powers and shall perform the duties  customarily  appurtenant to their respective  offices, and shall have such further  powers and shall  perform  such  further  duties as shall be from time to time assigned to them by the board of directors.

                                   Article VI
                                   ----------
                              CERTIFICATES OF STOCK
                              ---------------------

     Section 1. Every  holder of stock in the  corporation  shall be entitled to have a  certificate,  signed  by,  or in the  name of the  corporation  by,  the president or vice-president and the treasurer or an assistant treasurer,  or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation.

     Section 2. Where a certificate  is  countersigned  (1) by a transfer  agent other than the corporation or its employee, or (2) by a registrar other than the corporation  or its  employee,  any other  signature on the  certificate  may be facsimile.  In case any officer,  transfer  agent or registrar who has signed or whose facsimile  signature has been placed upon a certificate  shall have ceased to be such  officer,  transfer  agent or registrar  before such  certificate  is issued,  it may be issued by the corporation  with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     Section  3.  The  board  of  directors  may  direct  a new  certificate  or
certificates   to  be  issued  in  place  of  any  certificate  or  certificates theretofore  issued by the  corporation  alleged  to have been  lost,  stolen or destroyed,  upon the making of an affidavit of that fact by the person  claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate or  certificates,  the board of directors may, in its discretion  and as a condition  precedent to the issuance  thereof,  require the owner of such lost,  stolen or destroyed  certificate  or  certificates,  or his legal  representative,  to advertise the same in such manner as it shall require and/or to give the  corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the  corporation  with respect to the certificate alleged to have been lost, stolen or destroyed.

     Section 4. Upon  surrender to the  corporation or the transfer agent of the corporation  of a certificate  for shares duly endorsed or accompanied by proper evidence of  succession,  assignment  or authority to transfer,  it shall be the duty of the  corporation  to  issue a new  certificate  to the  person  entitled thereto, cancel the old certificate and record the transaction upon its books.

     Section 5. In order that the  corporation  may determine  the  stockholders entitled  to  notice  of or to  vote  at  any  meeting  of  stockholders  or any adjournment  thereof,  or to  express  consent  to  corporate  action in writing without a meeting,  or  entitled  to receive  payment of any  dividend  or other distribution  or allotment of any rights,  or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action,  the board of directors may fix, in advance, a record date, which  shall not be more than  sixty nor less than ten days  before  the date of
such  meeting,   nor  more  than  sixty  days  prior  to  any  other  action.  A determination  of  stockholders  of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

     Section 6. The  corporation  shall be entitled to recognize  the  exclusive right of a person  registered  on its books as the  owner of  shares to  receive dividends,  and to  vote  as  such  owner,  and to hold  liable  for  calls  and assessments a person  registered on its books as the owner of shares,  and shall not be bound to  recognize  any  equitable or other claim to or interest in such share or shares on the part of any other  person,  whether  or not it shall have express or other notice  thereof,  except as  otherwise  provided by the laws of
Delaware.

                                   Article VII
                                   -----------
                                 INDEMNIFICATION
                                 ---------------

     Section 1. Third Party Actions.  The corporation shall indemnify any person who was or is a party or is  threatened  to be made a party  to any  threatened, pending or  completed  action,  suit or  proceeding,  whether  civil,  criminal, administrative or investigative  (other than an action by or in the right of the corporation)  by  reason  of the  fact  that he is or was a  director,  officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director,  officer,  employee or agent of another  corporation, partnership,  joint venture,  trust or other enterprise (each an  "Indemnitee"), against expenses (including attorney's fees), judgments,  fines and amounts paid in settlement  actually and reasonably  incurred by him in connection  with such action, suit or proceeding.

     Section 2. Derivative  Actions.  The corporation shall indemnify any person who was or is a party or is  threatened  to be made a party  to any  threatened, pending or  completed  action or suit by or in the right of the  corporation  to procure  a  judgment  in its  favor by  reason  of the fact  that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the  request of the  corporation  as a director,  officer,  employee or agent of another  corporation,  partnership,  joint  venture,  trust or other  enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit.

     Section 3. Expenses.  To the extent that a director,  officer,  employee or agent of the  corporation  has been  successful  on the merits or  otherwise  in defense of any  action,  suit or  proceeding  referred to in Sections 1 and 2 of this Article,  or in defense of any claim, issue or matter therein,  he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Section 4. Authorization and Request for Indemnification.

     (a) Any indemnification  requested by the Indemnitee under Section 1 hereof shall be made no later than ten (10) days after  receipt of the written  request of the  Indemnitee,  unless it shall have been  adjudicated  by a court of final determination  that the  Indemnitee did not act in good faith and in a manner he reasonably  believed  to be in, or not  opposed  to, the best  interests  of the corporation,  and with  respect to any  criminal  action or  proceeding,  had no reasonable cause to believe his conduct was unlawful.

     (b) Any indemnification  requested by the Indemnitee under Section 2 hereof shall be made no later than ten (10) days after  receipt of the written  request of the  Indemnitee,  unless it shall have been  adjudicated  by a court of final determination  that the  Indemnitee did not act in good faith and in a manner he reasonably  believed  to be in or not  opposed  to,  the best  interests  of the corporation, the Indemnitee shall have been finally adjudged to be liable to the corporation by a court of competent  jurisdiction due to willful misconduct of a culpable nature in the performance of the  Indemnitee's  duty to the corporation unless  and only to the  extent  that any  court in which  such  proceeding  was brought  shall  determine  upon  application  that despite the  adjudication  of liability,  but in view of all the  circumstances  of the case,  such  person is fairly and  reasonably  entitled to  indemnity  for such  expenses as such court shall deem proper.

     Section 5. Advance  Payment of Expenses.  Subject to Section 4 hereof,  the corporation  shall advance all expenses incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of any proceeding to which the  Indemnitee  is a party or is threatened to be made a party by reason of the fact that the Indemnitee is or was an agent of the  corporation.  The Indemnitee hereby  undertakes  to repay such  amounts  advanced  only if, and to the extent that, it shall  ultimately be determined  that the Indemnitee is not entitled to be indemnified by the  corporation.  The advances to be made hereunder  shall be paid  by the  corporation  to or on  behalf  of the  Indemnitee  within  30 days following  delivery  of a written  request  therefor  by the  Indemnitee  to the corporation.

     Section 6. Non-Exclusiveness.  The indemnification provided by this Article
VII shall not be deemed  exclusive  of any other  rights to which those  seeking
indemnification   may  be  entitled  under  any  by-law,   agreement,   vote  of
stockholders or disinterested  directors or otherwise,  both as to action in his official  capacity  and as to action in  another  capacity  while  holding  such office,  and shall  continue  as to a person  who has  ceased to be a  director, officer,  employee  or agent  and  shall  inure  to the  benefit  of the  heirs, executors and administrators of such a person.

     Section 7.  Insurance.  The  corporation  shall have power to purchase  and maintain  insurance  on behalf of any person who is or was a director,  officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director,  officer,  employee or agent of another  corporation, partnership,  joint  venture,  trust or other  enterprise  against any liability asserted against him and incurred by him in any such capacity, or arising out of his  status as such,  whether  or not the  corporation  would  have the power to indemnify him against such liability under the provisions of this Article VII.

     Section 8. Constituent  Corporations.  The corporation  shall have power to indemnify any person who is or was a director,  officer,  employee or agent of a constituent  corporation  absorbed  in  a  consolidation  or  merger  with  this corporation or is or was serving at the request of such constituent  corporation as a director,  officer, employee or agent of another corporation,  partnership, joint  venture,  trust or other  enterprise  in the same  manner as  hereinabove provided for any person who is or was a director,  officer, employee or agent of the  corporation,  or is or was serving at the request of the  corporation  as a director, officer, employee or agent of another corporation,  partnership, joint venture, trust or other enterprise.

                                  Article VIII
                                  ------------
                               GENERAL PROVISIONS
                               ------------------

     Section 1. Dividends upon the capital stock of the corporation,  subject to the provisions of the certificate of  incorporation,  if any, may be declared by the board of  directors  at any  regular or special  meeting,  pursuant  to law.
Dividends may be paid in cash, in property,  or in shares of the capital  stock, subject to the provisions of the certificate of incorporation.

     Section 2. Before  payment of any  dividend,  there may be set aside out of any funds of the  corporation  available for  dividends  such sum or sums as the directors  from time to time, in their  absolute  discretion,  think proper as a reserve or reserves to meet contingencies,  or for equalizing dividends,  or for repairing  or  maintaining  any property of the  corporation,  or for such other purpose  as  the  directors  shall  think  conducive  to  the  interest  of  the corporation,  and the  directors  may modify or abolish any such  reserve in the manner in which it was created.

     Section  3. All checks or  demands  for money and notes of the  corporation shall be signed by such  officer or officers or such other  person or persons as the board of directors may from time to time designate.

     Section 4. The fiscal year of the corporation  shall be fixed by resolution of the board of directors.

     Section 5. The  corporate  seal  shall be in the form of a circle  with the name of the corporation,  the words "Incorporated  Delaware" and the year of its incorporation  inscribed  therein.  The  seal  may be  used by  causing  it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                   Article IX
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                                   AMENDMENTS
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     Section 1. These by-laws may be altered, amended or repealed or new by-laws may be adopted by the stockholders or by the board of directors, when such power is conferred upon the board of directors by the certificate of incorporation, at any regular  meeting of the  stockholders or of the board of directors or at any special  meeting of the  stockholders  or of the board of directors if notice of such  alteration,  amendment,  repeal or adoption of new by-laws be contained in the notice of such special meeting.